PIPER MARBURY RUDNICK & WOLFE LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE (410) 580-3000
FAX   (410) 580-3001


                          January 29, 2002



Prudential Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

      Re:  Registration Statement on Form N-1A

Ladies and Gentlemen:

      Please refer to our opinion letter to you of March 7, 2001, concerning certain matters of Maryland law relating to the incorporation and shares of Prudential Sector Funds, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 38 to the Fund's Registration Statement on Form N-1A, Registration No. 2-72097, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 39 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-3175 relating to several classes of shares of common stock, $.01 par value, of the Fund.


                          Very truly yours,

                          Piper Marbury Rudnick Wolfe LLP

                          /s/ Piper Marbury Rudnick Wolfe LLP